EX-31 Rule 13a-14(d)/15d-14(d) Certification.

  GS Mortgage Securities Trust 2012-GC6, Commercial Mortgage Pass-Through Certificates, Series 2012-GC6 (the "Trust"), issued pursuant to the Pooling and Servicing Agreement dated as of February 1, 2012 (the "Pooling and Servicing Agreement"), by and among GS Mortgage Securities Corporation II, as Depositor, Wells Fargo Bank, National Association, as trustee, TriMont Real Estate Advisors, Inc., as Operating Advisor, KeyCorp Real Estate Capital Markets, Inc., as Master Servicer, and CWCapital Asset Management LLC, as Special Servicer

  I, J. Theodore Borter, the President of GS Mortgage Securities
  Corporation II, the depositor into the above-referenced Trust, certify that:

  1.I have reviewed this annual report on Form 10-K, and all reports on Form 10-D required to be filed in respect of period covered by this annual report on Form 10-K, of the Trust (the "Exchange Act Periodic Reports");

  2.Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

  3.Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

  4.Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

  5.All of the reports on assessment of compliance with servicing criteria and their related attestation reports of assessment of compliance with servicing criteria required to be included in this report in accordance with Item 1122 of Regulation AB and under the Securities Exchange Act of 1934 Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

    In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:
    CWCapital Asset Management LLC as Special Servicer, KeyCorp Real Estate Capital Markets, Inc. as Master Servicer, TriMont Real Estate Advisors, Inc. as Operating Advisor, Wells Fargo Bank, N.A. as Trustee and Wells Fargo Bank, N.A. as Custodian.

    Dated:   March 29, 2013


    /s/ J. Theodore Borter
    Signature

    President
    (senior officer in charge of securitization of the depositor)